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                                                                   EXHIBIT 10.10

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement"), dated as of March 31, 2004, is made by and between CHS Management IV LP, a Delaware limited partnership ("CHS"), and The Hillman Group, Inc., a Delaware corporation (the "Company").

         The Company desires to receive financial and management consulting services from CHS, and thereby obtain the benefit of the experience of CHS in business and financial management generally and its knowledge of the Company and its subsidiaries and the Company's and its subsidiaries' financial affairs in particular.

         CHS is willing to provide financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate CHS for such services.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, CHS and the Company hereby agree as follows:

                                      TERMS

1. Engagement. The Company hereby engages CHS as a financial and management consultant, and CHS hereby agrees to provide financial and management consulting services to the Company and its subsidiaries, all on the terms and subject to the conditions set forth below.

2. Services of CHS. CHS hereby agrees during the term of this engagement to consult with the board of directors (the "Board") and the management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to: (a) general business strategy; (b) identification, support, negotiation and analysis of financing alternatives, including equity financings, acquisitions, capital expenditures and refinancing of existing indebtedness; and (c) human resource functions, including searching for and hiring of executives.

3.       Compensation.

         (a) Monthly Fee. The Company agrees to pay to CHS, as compensation for services to be rendered by CHS under Section 2 hereof, a monthly fee equal to $57,692 (the "Monthly Fee"), payable monthly in arrears on the last day of each month, commencing with the month during which the closing of the Merger (as defined below) occurs, with the monthly payment for the month in which the Merger is closed being pro rated for the number of days between the date of such closing and the end of such month. Upon a termination of this Agreement in accordance with paragraph 5 hereof which does not occur on the last day of a month, a pro rated monthly fee shall be paid based upon the number of days elapsed in the partial month prior to termination.

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         (b)      Merger. As compensation for services rendered by CHS to the
                  Company in connection with the identification of the Company and negotiation of the Agreement and Plan of Merger, the structuring of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 14, 2004, by and among HCI Acquisition Corp., The Hillman Companies, Inc., a Delaware corporation ("Hillman Companies") and the stockholders and optionholders of Hillman Companies, and in connection with the financing of such transaction (the "Merger"), the Company agrees to pay to CHS on the date hereof an amount equal to $4,320,000.

         (c) Future Investments. After the date hereof, when and as CHS or its affiliated funds (the "Future Investors") purchase additional securities from Hillman Companies or the Company or any of Hillman Companies' subsidiaries or parents, the Company will pay to CHS a fee (a "Future Investment Fee") equal to five percent (5%) of the cost of the total aggregate investment made by the Future Investors in such purchase, as compensation for services to be rendered by CHS to the Company in connection with the consummation of such investment.

         (d) Notwithstanding anything to the contrary contained herein, the Company and CHS hereby agree and acknowledge that, so long as there are amounts outstanding under the Senior Credit Agreement or Loan Agreement (as defined below), the Company shall not make any payments under this Section 3 (and CHS will not take any action in respect thereof) so long as an Event of Default or Default shall have occurred and be continuing or an Event of Default or Default would result from such payments, provided that such payments will accrue but not be payable until it is permitted to be paid pursuant to this Section 3,
                  Section 7.09 of the Senior Credit Agreement and Section 7.09 of the Loan Agreement. The terms "Event of Default" and "Default" shall have the meanings given thereto in each of (i) the Loan Agreement, dated as of the date hereof, by and among the Company, The Hillman Companies, Inc. ("Hillman Companies"), Hillman Investment Company ("Investment Company") and Allied Capital Corporation (the "Loan Agreement") and (ii) the Senior Credit Agreement, dated as of the date hereof, by and among the Company, Hillman Companies, Investment Company, the banks and other financial institutions from time to time party thereto and other signatories party thereto (the "Senior Credit Agreement").

4. Expense Reimbursement. The Company shall promptly reimburse CHS for such reasonable travel expenses and other out-of-pocket fees and expenses as has or may be incurred by CHS, its partners and employees in connection with the Merger and future acquisitions, and in connection with the rendering of services hereunder.

5. Term. This Agreement shall be in effect for an initial term of five years commencing on the date hereof, and shall be automatically renewed thereafter on a year to year basis unless either CHS or the Company gives 30 days' prior written notice to the other party hereto of its desire to terminate this Agreement; provided, however, that this Agreement shall terminate on the first to occur of a Sale of the Company or a Public Offering (each as defined in the Stockholders Agreement, dated as of the date hereof, among Hillman

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         Companies and its stockholders). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by CHS in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

6. Indemnification. The Company agrees to indemnify and hold harmless CHS, its officers and employees against and from any and all losses, liabilities, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

7. CHS an Independent Contractor. CHS and the Company agree that CHS shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CHS nor its partners or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

8. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by any party to another party shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

         If to CHS:

                  CHS Management IV LP
                  10 South Wacker Drive
                  Suite 3175
                  Chicago, IL 60606
                  Facsimile: (312) 876-3854
                  Attn:    Peter M. Gotsch

         with a copy to:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Facsimile: (312) 861-2200
                  Attn:  Stephen L. Ritchie, P.C.

         If to the Company:

                  The Hillman Group, Inc.
                  10590 Hamilton Avenue
                  Cincinnati, Ohio 45231
                  Facsimile:  (513) 851-5531
                  Attn: Chief Executive Officer

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9.       Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of CHS and the Company with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of CHS in connection with the subject matter hereof; and (c) may not be modified except by an instrument in writing executed by CHS and the Company.

10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

11. Assignment. Neither CHS nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other party hereto.

12. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                                     * * * *

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         IN WITNESS WHEREOF, CHS and the Company have caused this Management
Agreement to be duly executed and delivered on the date and year first above written.

                                            CHS MANAGEMENT IV LP

                                            By: Code Hennessy & Simmons LLC
                                            Its: General Partner

                                            By:  /S/ PETER M. GOTSCH
                                                 -------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------


                                            THE HILLMAN GROUP, INC.

                                            By:  /S/ MAX W. HILLMAN
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------